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MERIDIAN MEDICAL TECHNOLOGIES, INC.
FORM 10-K
JULY 31, 2000


EXHIBIT 24.0

POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors (each, a "Signatory") of Meridian Medical Technologies, Inc., a corporation organized under the laws of the state of Delaware (the "Company"), hereby constitutes and appoints James H. Miller, Dennis O'Brien and Michael McGuire (each, an "Agent", and collectively, "Agents") or any of them, his true and lawful attorney-in-fact and agent for and in his name, place and stead, in any and all capacities, to sign the Company's Annual Report on Form 10-K for the year ended July 31, 2000 and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, may lawfully do or cause to be done by virtue hereof.

         This Power of Attorney may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which constitute but one and the same instrument.

                  SIGNATURE                DATE


/s/  James H. Miller
____________________________               September 27, 2000
James H. Miller


/s/  Bruce M. Dresner
____________________________               September 27, 2000
Bruce M. Dresner


/s/  Robert G. Foster
____________________________               September 27, 2000
Robert G. Foster


/s/  E. Andrews Grinstead, III
____________________________               September 27, 2000
E. Andrews Grinstead, III


/s/  David L. Lougee
____________________________               September 27, 2000
David L. Lougee